SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 4, 2014
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective February 4, 2014, the Board of Directors of Piper Jaffray Companies (the “Company”) increased the size of the Board by one, to nine directors, and elected Scott C. Taylor to serve as a director of the Company for an initial term expiring at the Company’s 2014 annual meeting of shareholders. Mr. Taylor is executive vice president, general counsel and secretary of Symantec Corporation, a computer security, backup and availability software provider. Mr. Taylor will join the Audit Committee and the Nominating and Governance Committee of the Board of Directors effective February 4, 2014. Mr. Taylor will replace Philip E. Soran on the Audit Committee, and Mr. Soran will join the Compensation Committee. Mr. Taylor will participate in the Company’s 2014 non-employee director compensation program and will receive a pro-rated annual cash retainer of $60,000 and pro-rated cash retainers of $10,000 and $5,000 for membership on the Audit and Nominating and Governance Committees, respectively. In addition, Mr. Taylor will receive a $60,000 initial equity grant and a $60,000 annual equity grant to be granted the day of the 2014 annual meeting of shareholders. The Company expects that the size of the Board will decrease following its 2014 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: February 5, 2014	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary